PLACEMENT AGENT AGREEMENT

This agreement (the "Agreement"), made as of this 2nd day of May 2006, by and between China Housing and Land Development, Inc., with a subsidiary company incorporated in the People's Republic of China ("PRC") (the "Company"), with its principal place of business in Xian, Shaanxi, PRC and New York Global Securities, Inc., (the "Placement Agent"), a Delaware corporation, with its principal place of business at 14 Wall Street, 12th Floor, New York, NY, confirms the understanding and agreement between the Company and the Placement Agent as follows:

SECTION I

The Company hereby engages the Placement Agent as the Company's exclusive placement agent in connection with a proposed private placement in the United States (the "Offering") of up to Twenty Million dollars (US$20,000,000) of the Company's securities (the "Financing"). The Offering will be made solely to "accredited investors" (the "Accredited Investors"), as such term is defined in Rule 501(a) of Regulation D ("Regulation D") promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption from registration under applicable federal and state securities laws available under Rule 506 of Regulation D and in accordance with the terms of this Agreement. The Placement Agent hereby accepts such engagement upon the terms and conditions set forth in this Agreement. This Agreement shall not give rise to any commitment or obligation by the Placement Agent to purchase any of the Financing or, except as set forth herein, to find purchasers for the Financing.

The Placement Agent shall provide the following services (the "Services"):

(a) Advise the Company with regard to the size of the Offering and the structure and terms of the Financing in light of the current market environment;

(b) Assist the Company in identifying and evaluating prospective qualified Accredited Investors;

(c) Approach such investors on a "best efforts basis" regarding an investment in the Company; and

(d) Work with the Company to develop a negotiating strategy and assist with the negotiations with such potential investors.

In connection with the Placement Agent providing the Services, the Company agrees to keep the Placement Agent up to date and apprised of all material business, market and legal developments related to the Company and its operations and management. The Placement Agent shall devote such time and effort, as it deems commercially reasonable under the circumstances in rendering the Services. The Placement Agent shall not provide any work that is in the ordinary purview of a certified public accountant. The Placement Agent cannot guarantee results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its network of contacts.

SECTION II

The Placement Agent, its affiliates and any person acting on its or their behalf hereby represent, warrant and agree as follows (the "Placement Agent Parties"):

(a) The Financing offered and sold by the Placement Agent have been and will be offered and sold in compliance with all federal and state securities laws and regulations governing the registration and conduct of broker-dealers, and each Placement Agent Party making an offer or sale of Financing was or will be, at the time of any such offer or sale, registered as a broker-dealer pursuant to
Section 15(b) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and under the laws of each applicable state of the United States (unless exempted from the respective state's broker-dealer registration requirements), and in good standing with the National Association of Securities Dealers, Inc.

(b) The Financing offered and sold by the Placement Agent have been and will be offered and sold only to Accredited Investors in accordance with Rule 506 of Regulation D and applicable state securities laws; provided, however, the Company shall make all necessary filings under Rule 503 of Regulation D and such similar notice filings under applicable state securities laws. The Placement Agent Parties represent and warrant that they have reasonable grounds to believe and do believe that each person to whom a sale, offer or solicitation of an offer to purchase Financing was or will be made was and is an Accredited Investor. Prior to the sale and delivery of Company securities to any such investor, the Placement Agent Parties will obtain an executed subscription agreement and an executed investors' rights agreement in the form agreed upon by the Company and the Placement Agent (the "Subscription Documents").

(c) In connection with the offers and sales of the Financing, the Placement Agent Parties have not and will not:

(1) Offer or sell, or solicit any offer to buy, any Financing by any form of "general solicitation" or "general advertising", as such terms are used in Regulation D, or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act;

(2) Use any written material other than the Subscription Documents, and shall only rely upon and communicate information that is publicly available regarding the Company to any potential investors (without limiting the foregoing, none of the Placement Agent Parties is authorized to make any representation or warranty to any offeree concerning the Company or an investment in the Financing); or

(3) Take any action that would constitute a violation of Regulation M under the Exchange Act.

SECTION III

During the Term (as defined below), the Placement Agent is hereby retained by the Company to make limited introductions on a best efforts basis to provide financing for the Company in an amount and form to be mutually determined by the Company and the Placement Agent.

SECTION IV

The Company hereby represents, warrants and agrees as follows:

(a) This Agreement has been authorized, executed and delivered by the Company and, when executed by the Placement Agent will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

(b) The offer and sale of the Financing, the Shares, and the Warrants shall be exempt from registration under the Securities Act, and will comply, in all material respects with the requirements of Rule 506 of Regulation D promulgated under the Securities Act and any applicable state securities laws. No documents prepared by the Company in connection with the Offering, or any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The financial statements, audited and unaudited (including the notes thereto), included in the Company's latest annual information form and subsequent quarterly reports (the "Financial Statements"), present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

(d) No federal, state or foreign governmental agency has issued any order preventing or suspending the Offering.

(e) The Company, including its subsidiaries, are corporations organized, existing and with active status under the applicable laws, with corporate power and authority under such laws to conduct its business as now conducted. The Company has all power, authority, authorization and approvals as may be required to enter into this Agreement and each of the Subscription Documents, and to carry out the provisions and conditions hereof and thereof, and to issue and sell the Financing, the Shares, and Warrants.

(f) The Financing, the Shares, the Warrants, and common shares issuable upon exercise of the Warrants (the "Warrant Shares"), have all been authorized for issuance and sale pursuant to the Subscription Documents, and when issued and delivered by the Company against payment therefore in accordance with the terms of the Subscription Documents, will be validly issued and fully paid and non-assessable.

(g) With the exception of any approvals required by the Securities and Exchange Commission related to the Offering, no further approval or authorization of any shareholder of the Company, its Board of Directors or other person or group is required for the issuance and sale of the Financing, the Shares, the Warrants or the Warrant Shares.

(h) Since the latest unaudited financial statements there has not been any (A) material adverse change in the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, (B) transaction that is material to the Company, except transactions in the ordinary course of business, (C) obligation that is material to the Company, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (D) change that is material to the Company or in the common shares or outstanding indebtedness of the Company.

SECTION V

The parties agree that the close of the Offering (the "Closing") shall be subject to the satisfaction of the following conditions, unless expressly waived in writing by the parties:

(a) The Offering shall not be subject to any regulatory or judicial proceeding questioning or reviewing its effectiveness for the purpose of offering the Financing for sale and issuance.

(b) The Company shall affirm the accuracy of the representations and warranties contained in Section IV hereof.

(c) The Company shall have paid, or made arrangements satisfactory to the Agent for the payment of all such expenses as required by Section VIII below.

(e) The Placement Agent and the Company shall have finalized and agreed to the form of the warrant agreement and registration rights agreement referred to in
Section VIII below.

SECTION VI

(a) The term of this Agreement shall commence on the date first written above and this Agreement may be terminated only:

      (1) By the Company or the Placement Agent for any reason at any time upon thirty (30) days' prior written notice; or

      (2) By the Placement Agent at any time after any default in the payment of any amount due to the Placement Agent pursuant to this Agreement, if such default continues for more than fifteen (15) days following receipt by the Company from the Placement Agent of written notice of such default and demand for payment.

(a) In the event of termination, the Placement Agent shall be immediately paid in full on all items of compensation and expenses (including any amounts deferred) payable to the Placement Agent pursuant hereto, as of the date of termination.

(b) The Placement Agent Fee or Financing Fee shall become due and payable to Placement Agent upon the date that the Company receives the proceeds of the financing from the party providing the financing. A Placement Agent Fee shall also be payable with respect to any Qualified Offering or any subsequent Qualified Financing accepted and received by Company within twelve (12) months after the termination or expiration of this Agreement, by any party or source of funding introduced or facilitated by Placement Agent to Company.

SECTION VII

If at any time during the twelve (12) months following the termination of this Agreement the Company conducts a Qualified Offering, the Placement Agent shall
(1) be entitled to act as a placement agent in such Qualified Offering and receive commissions and fees for subscriptions received or solicited by the Placement Agent for the Company's securities pursuant to the terms and conditions of this Agreement, and (2) be entitled to the compensation and fees as set forth in Section VIII of this Agreement for any Qualified Financing received by the Company. Any compensation or fees paid pursuant to Section VIII below shall relate only to the securities initially issued by the Company and not the underlying securities, unless otherwise agreed to by the Company.

"Qualified Offering" shall mean any securities issued by the Company, other than: (1) the Units, the Warrants, the Shares or the common shares underlying the Warrants issued pursuant to the terms and conditions of the Offering; (2) common shares, options or other rights to purchase common shares issued or granted to employees, officers, directors and consultants of the Company pursuant to one or more employee stock plans or agreements approved by the Company's board of directors; (3) securities of the Company issued or issuable to financial institutions or lessors in connection with real estate leases, commercial credit arrangements, equipment financings or similar transactions approved by the Company's board of directors, including, but not limited to, equipment leases or bank lines of credit; (4) securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Company; (4) securities issued by the Company pursuant to strategic partnership, joint venture or other similar arrangements approved by the Company's board of directors where the primary purpose of the arrangement is not to raise capital; (5) securities of the Company issued pursuant to a registration statement filed by the Company under the Securities Act; (6) securities issued by the Company pursuant to an acquisition of another corporation or other entity by the Corporation by merger, purchase of all or substantially all of the capital stock or assets, or other reorganization; or
(7) securities of the Company issued pursuant to currently outstanding options, warrants or other rights to acquire securities of the Company.

"Qualified Financing" shall mean an investment from a person after the termination of this Agreement that directly results from the Placement Agent's performance of the Services hereunder during the Term of this Agreement (for the avoidance of doubt this shall mean any solicitation of a potential investor or an introduction of a potential investor to the Company by the Placement Agent related to the Offering during the Term of this Agreement). The Placement Agent agrees to provide to the Company within ten (10) days after the termination of this Agreement (the "Delivery Deadline") a list of all persons solicited on behalf of the Company or introduced to the Company by the Placement Agent related to the Offering (the "Solicitation List") to assist the parties in making a later determination as to whether a Qualified Financing has occurred. If the Solicitation List is not provided to the Company prior to the expiration of the Delivery Deadline, the Company's obligation to pay any commissions or fees related to a Qualified Financing pursuant to this Section VII shall immediately terminate. For purposes of this Agreement, receipt of Qualified Financing shall be deemed to be received by the Company on the date that a definitive agreement regarding the Qualified Financing is executed by the Company and the party providing such financing. The compensation or fees shall become payable to the Placement Agent upon the date that the Company receives the proceeds of the Qualified Financing.

Notwithstanding anything to the contrary, if the Company conducts a Qualified Offering during the twelve (12) months following the termination of this Agreement, it shall not be obligated to accept any subscriptions received by the Placement Agent or any Qualified Financing by virtue of this Section VII and the Company reserves the right to accept or reject any such subscriptions or Qualified Financing in whole or in part.

SECTION VIII

In consideration for the performance of the Services hereunder, the Company hereby agrees to pay to the Placement Agent such fees ("The Placement Agent Fee or the Financing Fee") as outlined below:

(a) If the Placement Agent receives subscriptions for Financing as a part of the Offering (the "Placement Agent Investors"), the Company shall:

1) Pay to the Placement Agent in US dollars via wire from the attorney's escrow at closing an amount equal to ten percent (10%) of the principal amount of the Financing purchased by the Placement Agent Investors (the "Financing Fee") plus three percent (3%) for nonaccountable expenses. 2) On each closing date of a Financing on which aggregate consideration is paid or becomes payable to the Company for its Equity Securities, the Company shall issue to the Placement Agent or its permitted assigns warrants (the "Warrants") to purchase such number of shares of the common stock of the Company equal to the number of shares as equals 20% of the Investment Amount (as defined in the Purchase Agreement), divided by a price per share equal to the price per share sold in the Financing. The number of shares of common stock issuable upon exercise of the Warrants shall include all shares of common stock issuable under the Securities, including, without limitation, shares issuable upon conversion or exercise of the Securities. The Warrants granted hereunder shall otherwise have the same terms and conditions as the Warrants granted to Investors.

3) An escrow with a third party agent approved by the parties hereto will be used for each closing to which the Placement Agent shall be a party. All consideration due the Placement Agent shall be paid to the Placement Agent directly there from.

4) Cause its affiliates to, pay to the Placement Agent all compensation described in this Section VIII with respect to all Securities sold to a purchaser or purchasers at any time prior to the expiration of twenty four (24) months after the expiration of this Agreement (the "Tail Period") if (i) such purchaser or purchasers were identified to the Company by the Placement Agent during the Term authorized, (ii) the Placement Agent advised the Company with respect to such purchaser or purchasers during the Term authorized or (iii) the Company or the Placement Agent had discussions with such purchaser or purchasers during the Term authorized.

(b) It is acknowledged and agreed that the Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Financing. These costs and expenses will include but are not limited to state "Blue Sky" fees, legal fees, printing costs, travel costs, mailing, couriers, personal background checks, and other expenses incidental to the advancement and completion of the Offering. Full payment of Placement Agent's expenses shall be made in same day funds at the Closing or, if the Offering is terminated for any reason, within ten (10) days of receipt by the Company of a written request from the Placement Agent for reimbursement of expenses, including documentation therefore satisfactory to the Company.

(c) Subject to the other requirements set forth in this Agreement, the Placement Agent may introduce investors to the Offering directly or through other NASD member broker-dealers. If the Placement Agent utilizes any intermediaries, the Placement Agent shall be the Company's point of contact, not the intermediary, and the Placement Agent, not the Company, shall be responsible for any compensation arrangement with the intermediary. The Company's sole compensation arrangement, responsibility and obligation are with the Placement Agent. The Placement Agent will disclose the identity and compensation arrangements with all of its intermediaries in order to allow the Company to adequately disclose such arrangements, where necessary.

SECTION IX

The Company agrees to indemnify the Placement Agent and hold it harmless against any losses, claims, damages or liabilities incurred by the Placement Agent, in connection with, or relating in any manner, directly or indirectly, to the Placement Agent rendering the Services in accordance with the Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Placement Agent's breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or violation of any applicable law. Additionally, the Company agrees to reimburse the Placement Agent immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Placement Agent in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to the rendering of any Services by the Placement Agent in accordance with the Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action); provided, however, that in the event a determination is made by a court of competent jurisdiction that the losses, claims, damages or liability arose primarily out of the Placement Agent's breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or any violation of any applicable law, the Placement Agent will remit to the Company any amounts for which it had been reimbursed under this paragraph. The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Placement Agent and their heirs, legal representatives, successors and assigns. The provisions set forth in this Section IX shall survive any termination of this Agreement.

SECTION X

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or the fifth calendar day after being mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose manner herein set forth.

SECTION XI

GOVERNING LAW. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

ASSIGNMENTS AND BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights and obligations of the parties under this Agreement may not be assigned or delegated without the prior written consent of both parties, and any purported assignment without such written consent shall be null and void.

MODIFICATION AND WAIVER. Only an instrument in writing executed by the parties hereto may amend this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature.

CONSTRUCTION. The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

FACSIMILE SIGNATURES. Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired.

NON-CIRCUMVENTION. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement. The Company agrees not to accept any business opportunity from any third party to whom Placement Agent introduces to the Company without the consent of Placement Agent, unless for each business opportunity accepted by the Company from a third party introduced by Placement Agent, the Company remits a term sheet and then a contract which defines a mutually agreeable compensation structure for Placement Agent.

SURVIVABILITY. Neither the termination of this Agreement nor the completion of any services to be provided by the Placement Agent hereunder, shall affect the provisions of this Agreement that shall remain operative and in full force and effect.

ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter.

If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose. The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

BY:


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China Housing and Land Development, Inc.
By:  Lu Pingji
Its:  Chairman and CEO



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New York Global Securities, Inc.
By:
Its: